UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2012

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

Amendment to the Big Spring Supply and Offtake Agreement
On July 20, 2012, Alon USA, LP ("Alon LP"), a subsidiary of Alon USA Energy, Inc. (the “Company”), entered into an Amendment (the "Big Spring Amendment") to the Amended and Restated Supply and Offtake Agreement between Alon LP and J. Aron & Company ("J. Aron") dated March 1, 2011 (the "Big Spring Supply and Offtake Agreement"). Pursuant to the Big Spring Amendment, the expiration of the initial term of the Big Spring Supply and Offtake Agreement was extended to May 31, 2018.

Amendment to the Krotz Springs Supply and Offtake Agreement
On July 20, 2012, Alon Refining Krotz Springs, Inc. ("Alon Krotz"), a subsidiary of the Company, entered into an Amendment (the "Krotz Springs Amendment") to the Amended and Restated Supply and Offtake Agreement between Alon Krotz and J. Aron dated May 28, 2010 (the "Krotz Springs Supply and Offtake Agreement"). Pursuant to the Krotz Springs Amendment, the expiration of the initial term of the Krotz Springs Supply and Offtake Agreement was extended to May 31, 2018.

Amendment to the California Refineries Supply and Offtake Agreement
On July 20, 2012, Alon Supply, Inc. ("Alon Supply"), a subsidiary of the Company, entered into an Amendment (the "California Refineries Amendment") to the Supply and Offtake Agreement between Alon Supply and J. Aron dated May 30, 2012 (the "California Refineries Supply and Offtake Agreement"). Pursuant to the California Refineries Amendment, the expiration of the initial term of the California Refineries Supply and Offtake Agreement was extended to May 31, 2018.
J. Aron may elect to terminate the Big Spring Supply and Offtake Agreement, the Krotz Springs Supply and Offtake Agreement, and the California Refineries Supply and Offtake Agreement prior to the expiration of their initial terms on May 31, 2015, and upon each anniversary thereof, provided that Alon LP, Alon Krotz and Alon Supply, as applicable, receives notice of termination at least six months prior to that date. Alon LP, Alon Krotz and Alon Supply may elect to terminate their respective supply and offtake agreements with J. Aron prior to the expiration of their initial terms on May 31, 2017, provided that J. Aron receives notice of termination at least six months prior to that date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In July 2012 the Company's Compensation Committee approved the payment of cash bonuses under the Company's 2005 Incentive Compensation Plan based primarily on performance in the fiscal year ended December 31, 2011. As a result, on July 20, 2012, the Company paid cash bonuses to the Company’s 2011 named executive officers.

The amounts of these bonuses had not been determined at the time of the filing of the Company’s Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to each of the Company’s 2011 named executive officers and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement are set forth below.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Paul Eisman
Chief Executive Officer (PEO)	$182,285	$6,472,527
Jeff Morris
Chief Executive Officer (PEO)	97,923	883,621
Shai Even
Senior Vice President and Chief Financial Officer (PFO)	136,713	1,490,171
David Wiessman
Executive Chairman of the Board of Directors	165,407	1,383,738
Alan Moret
Senior Vice President of Supply	155,980	1,222,862
Michael Oster
Senior Vice President of Mergers and Acquisitions	116,206	1,181,094

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	July 24, 2012	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer